SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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AMERITRADE HOLDING CORPORATION
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Filed by Ameritrade Holding Corporation
Pursuant to Rule 14a-12 under the
Securities Exchange Act of 1934
Subject Company: Ameritrade Holding Corporation
Commission File No.: 000-49992
This filing consists of a presentation by Ameritrade Holding Corporation on November 3, 2005.

November 2005 Ameritrade, Inc., member NASD/SIPC. Ameritrade, Inc. is a subsidiary of Ameritrade Holding Corporation. Ameritrade and Ameritrade logo are trademarks or registered trademarks of Ameritrade IP Company, Inc. (c) 2005 Ameritrade IP Company, Inc. All rights reserved. Used with permission.

Safe Harbor Statement This presentation contains forward-looking statements that involve risks and uncertainties. For example, statements related to projected earnings growth; realization of Ameritrade's strategy; the service offerings of TD Ameritrade; the expected benefits to stockholders and customers; credit and interest rate risk; expected synergies of TD Ameritrade, including cost savings and revenue opportunities, and the timing of the synergy realization; the expected accretive nature of the transaction and the timing of the accretion; the expected financial and operational performance of TD Ameritrade, including increased net income and pre-tax margin; accelerated business growth; industry rankings and competitive position; execution of integration plans; management and organizational structure; the dividend to be paid to Ameritrade stockholders; timing of the closing; future consolidation and growth; and other statements that are not historical facts, are all forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. Various factors could cause actual results to differ materially from those anticipated by the forward-looking statements. These factors include the possibility that the necessary stockholder and regulatory approvals are not obtained; that the transaction does not close when expected or at all, or that the companies may be required to modify aspects of the transaction to achieve regulatory approval; that the bank sweep agreement does not obtain regulatory approval; that financing will not be available to fund the dividend or, if available, will be at a higher interest rate than expected; that prior to the closing of the proposed transaction, the businesses of the companies suffer due to uncertainty; that TD Ameritrade is unable to transition customers, successfully execute its integration strategies, or achieve planned synergies, or that the occurrence of these events takes longer than expected; that management is unable to accurately forecast the anticipated financial results of Ameritrade or TD Ameritrade or the timing of when those results will be realized; that TD Ameritrade is unable to compete successfully in this highly competitive and rapidly changing marketplace; that the parties are unable to retain employees that are key to the operations of the combined business; and that TD Ameritrade is unable to identify and realize future consolidation and growth opportunities. These and other risks that could cause actual results to differ materially from those described in the forward-looking statements are detailed from time to time in the documents filed by Ameritrade with the Securities and Exchange Commission, including Ameritrade's most recent form 10-K and 10-Q. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Ameritrade Background Among first companies to offer discount brokerage services Launched touch-tone trading First Internet trade AMTD IPO Launched brand Disruptive advertising and pricing Launched streaming quotes product Wireless Web trading via phone introduced Acquired NDB.com Merged with Datek Launched Trailing Stops 1975 1988 1994 1997 2001 1999 2002 Acquired accounts of MDB.com Launched QuoteScopeTM Launched Trade TriggersTM 2003 2004 Acquired accounts of Brokerage America, Bidwell, accounts of Investex & accounts of JB Oxford & Co. Launched Amerivest(r) Launched SnapTicketTM JD Powers Call Center Certification Announced acquisition of TD Waterhouse Launched Pattern Matcher 2005 Direct Access through Web Decimalization of online trading 2000 Technology Innovator Growth: Organic and M&A Amerivest is an online investment advisory service of Amerivest Investment Management, LLC, an SEC-registered investment adviser. Brokerage services provided by Ameritrade, Division of Ameritrade, Inc., member NASD/SIPC. Ameritrade, Inc. and Amerivest Investment Management, LLC are both wholly owned subsidiaries of Ameritrade Holding Corporation.

2003 0.32 2004 0.64 2005 0.81 $0.32 $0.64 $0.81 2003 2004 2005 Third Consecutive Record Year - EPS +27% Net Income $137M $272M $335M = $744M Earnings are per diluted share.

TD Waterhouse: Realization of Ameritrade's Strategy Strengthens core business, accelerates growth & expands earnings RIA Long-term Investors Active Traders AMTD 4.1 75.6 164 TDW USA 38.1 143.4 75 Entrenched strong player Leverage platform with larger client base Amerivest New client base, suite of products, branch network, WICs, bank access Entrenched strong player Adds accounts and trades Adds assets and asset- based revenues Adds advisors, assets and asset-based revenues

Realizes Ameritrade's strategy Accelerates client segmentation strategy Serves full spectrum of individual investor needs across all products and channels Benefits of banking with minimal exposure to interest rate or credit risk Enhances low cost platform Continues industry consolidation Delivers superior financial returns Expected gross synergies of $578M Assuming full synergy realization, LTM March 2005: 39% EPS accretion Combined adjusted revenue: $1.8B with greater diversification Combined adjusted net income: $557M Shift to significant asset-based revenue model, which typically commands a higher multiple Low execution risk Proven track record The Best Combination for Clients and Shareholders TPD TD AMTD 238.973 SCH 191.3 ET 88.075 TD AMTD 0.52 ET 0.33 SCH 0.16 Average client trades per day (000s)* TD AMTD As Adjusted SCH ET TD AMTD As Adjusted ET SCH Pre-tax margin (LTM March 2005) TD AMTD is with full assumed synergy realization. Source: Company reports. Quarter ended March 2005. Source: Company reports. * E*Trade reports retail daily average revenue trades, which excludes professional trades. Schwab reports daily average revenue trades, which includes all client trades that generate commission revenue or revenue from principal mark-ups (i.e., fixed income), including trades of equities, options, fixed income securities, and mutual funds that generate transaction fees, and excluding Mutual Fund OneSource trades and other asset-based trades. AMTD and Waterhouse report average daily trades, which include all client trades of equities, options, mutual funds and debt instruments.

Combined Operating Metrics Note: Ameritrade metrics adjusted for the sale of Ameritrade Canada. (1) Client credit balances and money market funds. (2) Qualified accounts are all open client accounts with a total liquidation value of $2,000 or more, except Clearing accounts. (3) Total accounts for Ameritrade are all open client accounts (funded and unfunded), except Clearing accounts. (4) Total accounts for TDW USA are all funded and unfunded client accounts. As of or for the quarter ended March 2005 ($ in Billions) (as adjusted) (as adjusted) TD Ameritrade

The Combination of Ameritrade and TD Waterhouse U.S.A.... Is the best combination for Clients and Shareholders Realizes Ameritrade's strategy Access to banking without the cost or risk Delivers superior financial returns Continues industry consolidation Has minimal execution risk Positions firm for future acquisitions and for P/E expansion

Appendix

Pro Forma Ownership: 67.3% Existing Ameritrade Shareholders/32.7% TD Bank Financial Group Board: 12 member board 5 TD Bank representatives (including Vice Chairman, Ed Clark) 3 Ricketts family representatives (including Chairman, Joe Ricketts) 3 independent representatives selected prior to close CEO, Joe Moglia Structure: Ameritrade will issue shares of its stock in exchange for the U.S. brokerage business of TD Waterhouse U.S.A. Approvals: AMTD Shareholders; Regulators Timing: Expected closing is by early 2006, full synergy realization expected 6 quarters after closing Other Details: $6/share dividend to be paid to AMTD shareholders - $5/share to be funded by borrowings and excess cash, $1/share to be funded through excess capital at TD Waterhouse U.S.A. - total dividend of $2.4 billion. Ameritrade Canada to be sold to TD Bank for $60M TD Bank will tender an additional 7.2% of shares immediately after closing at $16/share, ex-dividend TD Bank limited to ownership of no more than 39.9% of outstanding shares for 3 years after closing and no more than 45% of outstanding shares in years 4 through 10, unless tendering for 100% and receiving approval by unaffiliated directors and shareholders Joe Ricketts may participate in tender offer. He has informed Ameritrade that he does not intend to participate in the tender offer. The Ricketts family limited to ownership of no more than 29% of outstanding shares for ten years Summary Transaction Terms

Revenue Opportunities - $219B Client Assets Rent capital and banking skill set of TD Bank Minimal additional exposure to interest rate or credit risk (1) Assumed $1B of securities Assets in Billions Balances as of March 2005 Match the duration of assets and liabilities (no hedge expense)

Expense Synergies Equivalent of 59% of TD Waterhouse U.S.A. Expenses Expected to be Eliminated Proven integration track record Best people, products & platform Integration plan: - client retention - synergy realization - operational excellence - commitment to associates $ in Millions (1) Ameritrade excluding Canadian operations (2) Estimated breakout of expenses by Ameritrade expense categories

Combined Results with Full Synergy Realization 38% Accretion In Millions except per share and percentages (1) Ameritrade excluding Canadian operations (2) Synergies expected to be realized over 18 months (Yr1: 40%, Yr2: 90%, Yr3: 100%) (3) Calculated as LTM revenue on a per account basis; multiplied by 5% of retail accounts (non RIA accounts); multiplied by (1 minus variable cost percentage) (4) Represents intangible amortization associated with the "client list" acquired. Calculated as the assumed purchase price paid less net assets acquired; multiplied by 32% (rate determined by an independent valuation expert in Datek acquisition); divided by 20 year assumed life. (5) Based on borrowings of approximately $2B (at 7%). (6) Updated to reflect the change in shares issued in accordance with the amended purchase agreement (6)

? EPS $0.23 $0.81 ? Net Income $97M $335M ? Pre-Tax Inc $158M, 58% $545M, 54% ? Op Margin* $178M, 65% $637M, 64% ? EBITDA* $166M, 60% $572M, 57% ? Net Rev $274M $1B *See attached reconciliation of financial measures. Earnings are per diluted share Sept Q 05 FY 05 Year of Records

? Avg TPD 146K 156K ? ROE Annualized 25% 25% ? New Accts* 69K 372K (327K + 45K JBOH) ? Net Acct Growth* 28K 197K ? Qualified Accts** 1.735M ? Client Assets $83B ? Liquid Assets*** $397M Sept Q 05 FY 05 *Includes funded and unfunded accounts. **Client accounts with a total liquidation value of $2,000 or more, except Clearing accounts. ***See attached reconciliation of financial measures

Reconciliation of Financial Measures

Reconciliation of Financial Measures

Reconciliation of Financial Measures, cont.

Reconciliation of Financial Measures, cont.

Additional Information and Where to Find It In connection with the proposed transaction, Ameritrade has filed a preliminary proxy statement concerning the transaction with the Securities and Exchange Commission ("SEC"). Once completed, a definitive proxy statement will be mailed to the stockholders of Ameritrade. SECURITY HOLDERS OF AMERITRADE ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting Investor Relations at www.amtd.com, or by mail at Ameritrade Investor Relations, 4211 S. 102 Street, Omaha, NE 68127, or by Telephone: 800-237-8692. In addition, documents filed with the SEC by Ameritrade are available free of charge at the SEC's web site at www.sec.gov. Ameritrade Holding Corporation, The Toronto-Dominion Bank, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Ameritrade in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the proxy statement of Ameritrade described above. Information regarding Ameritrade's directors and executive officers is also available in its proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on January 24, 2005. This document is available free of charge at the SEC's web site at www.sec.gov and from Investor Relations at Ameritrade as described above. Information regarding The Toronto- Dominion Bank's directors and executive officers is available in its Annual Report on Form 40-F for the year ended October 31, 2004, which was filed with the SEC on December 13, 2004, and in its notice of annual meeting and proxy circular for its 2005 annual meeting, which was filed with the SEC on February 17, 2005. These documents are available free of charge at the SEC's web site at www.sec.gov and by directing a request to The Toronto-Dominion Bank, c/o TD Bank Financial Group, 66 Wellington Street West, Toronto, ON M5K 1A2, Attention: Investor Relations (416) 308-9030.

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